Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-213508) of our report dated June 24, 2019 relating to the financial statements and financial statement schedule of the Johnson Controls Select Hourly Retirement Savings and Investment Plan (formerly the Johnson Controls, Inc. Savings and Investment 401(k) Plan) which appears in this Form 11-K.

/s/ Wipfli LLP

Milwaukee, Wisconsin
June 24, 2019